SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 23, 2012

AcuNetx, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27857	88-0249812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 W. 205th Street, Suite 102

Torrance, CA 90501

(Address of principal executive offices)

The Company's telephone number, including area code: (310) 328-0477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	--	Other Events
Item 8.01		Other Events (The registrant can use this Item to report events that are not specifically called for by Form 8-K, that the registrant considers to be of importance to security holders.)

On January 23, 2012, the Board of Directors distributed the remaining 27 million shares of stock to AcuNetx employees for the collective back compensation of over $35,000.00.

It has come to the attention of management and the Board of Directors that the company stock has increased over 670% today, March 5, 2012. Unfortunately, this must be reported to the FBI and SEC as it is suspected that there is alleged insider trading.

Chairman of the Board Chapin Hunt has had several shareholders who are also creditors have threatened to put the company into involuntary bankruptcy. In the best interest of the shareholders, Management is taking necessary steps to avert this action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AcuNetx, Inc.,

a Nevada corporation

By: /s/Chapin Hunt Jr

Chapin Hunt Jr, Chief Executive Officer

March 5, 2012